Exhibit 99.1

EXECUTION VERSION

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of December 5, 2017 by and among Cineworld Group plc, a public limited company incorporated in England and Wales (the “Parent”), and The Anschutz Corporation, a Delaware corporation  (the “Company Stockholder”), a stockholder of Regal Entertainment Group, a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution and delivery hereof: (a) the Parent, Crown Intermediate Holdco, Inc., a Delaware corporation and an indirect wholly owned subsidiary of the Parent (“US Holdco”), Crown Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of US Holdco (the “Merger Sub”), and the Company are entering into an Agreement and Plan of Merger of even date herewith (such Agreement and Plan of Merger as in effect on the date hereof, the “Merger Agreement”), which provides for the merger (the “Merger”) of the Merger Sub with and into the Company in accordance with its terms and subject to its conditions; and (b) certain persons referred to in the Merger Agreement are entering into the Parent Voting Agreement;

WHEREAS, the Company Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of such number of shares of each class of capital stock of the Company as is indicated on the signature page of this Agreement; and

WHEREAS, as a material inducement to the willingness of the Parent and the Merger Sub to enter into the Merger Agreement, the Parent has required that the Company Stockholder enter into this Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parent and the Company Stockholder hereby agree as follows:

1.                                      Certain Definitions.  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement.  For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

(a)                                 “Constructive Sale” means, with respect to any security, a short sale with respect to such security, entering into a futures or forward contract to deliver such security or entering into any other transaction that has the effect of either directly or indirectly pledging, encumbering or assigning such security (other than any of the foregoing that would not materially impair the Company Stockholder’s ability to perform its obligations under this Agreement).

(b)                                 “Financing Reaffirmations” means a certificate delivered by each of the Financing Sources set forth on Exhibit B hereto addressed to Parent,  in which each such Financing Source (i) reaffirms its respective commitment under the Underwriting Agreement or

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the Debt Commitment Letter, as the case may be, on the terms and subject to the conditions set forth therein, and (ii) certifies that (A) the Underwriting Agreement or the Debt Commitment Letter, as the case may be, is in full force and effect as of the date of the certificate, and (B) to the knowledge of such Financing Source, as of the date of the certificate,  there exists no breach or other circumstance under any of the requirements, provisions, terms, conditions or covenants of the Underwriting Agreement or the Debt Commitment Letter, as the case may be, that would cause the conditions set forth in the Underwriting Agreement or the Debt Commitment Letter to not be satisfied or that would otherwise result in the failure of the Financing Sources to comply with such Underwriting Agreement or Debt Commitment Letter or to provide the financing contemplated thereby.

(c)                                  “Shares” means (i) all shares of capital stock of the Company owned, beneficially or of record, by the Company Stockholder as of the date hereof, and (ii) all additional shares of capital stock of the Company acquired by the Company Stockholder, beneficially or of record, during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date (as such term is defined in Section 6).

(d)                                 “Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation or suffrage of a Lien (other than a Lien that would not materially impair the Company Stockholder’s ability to perform its obligations under this Agreement) upon or the gift, grant or placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession, by domestic relations order or other court order, or otherwise by operation of law) or any right, title or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof.

2.                                      Transfer and Voting Restrictions.

(a)                                 At all times during the period commencing with the execution and delivery of this Agreement and expiring on the earlier to occur of (i) the Expiration Date, and (ii) the adoption of the Merger Agreement by the Company’s stockholders, the Company Stockholder shall not, except in connection with the Merger, Transfer or permit a Transfer of any of the Shares.  Notwithstanding anything to the contrary in this Agreement, neither this Section 2(a) nor any other provision of this Agreement shall prohibit a Transfer of Shares by the Company Stockholder to any of its Affiliates or to The Anschutz Foundation; provided, that such a Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in writing to be bound by all of the obligations of the Company Stockholder under this Agreement with respect to such Shares.  In the event of a Transfer of the Shares to an Affiliate or The Anschutz Foundation, the Company Stockholder will promptly notify the Parent in writing of such Transfer.

(b)                                 Except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, prior to the Expiration Date, the Company Stockholder shall not knowingly or intentionally commit any act that would reasonably be expected to restrict or affect the Company Stockholder’s legal power, authority and right to vote any of the Shares.  Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, the Company Stockholder shall not, prior to the Expiration Date, enter into any voting agreement with any Person with respect to any of the Shares, grant any Person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any of the Shares in a voting trust or otherwise enter into any agreement or arrangement with any Person limiting or affecting the Company Stockholder’s legal power, authority or right to vote any of the Shares in favor of the approval of the Proposed Transaction (as such term is defined in Section 3).

3.                                      Agreement to Vote Shares.

(a)                                 The Company Stockholder hereby agrees that, if the Parent Voting Agreement has been delivered to the Company and remains in full force and effect, then immediately prior to the Parent Stockholder Meeting, the Company Stockholder will execute and deliver to the Company and the Parent a written consent in the form attached hereto as Exhibit A (a “Stockholder Consent”) (it being understood, however, that the Stockholder Consent shall only become effective upon satisfaction of the Stockholder Consent Conditions (as defined below)).  The Parent agrees that promptly after it becomes aware (and in any event not later than the date upon which the Parent provides notice to the Parent’s shareholders) of the following, to give the Company Stockholder and the Company written notice of (i) the date of the Parent Stockholders Meeting (or any adjournment or postponement thereof), (ii) the result of the vote on the resolutions proposed at the Parent Stockholders Meeting (or any adjournment or postponement thereof), (iii) any adjournment or postponement of any such meeting and the new date and time thereof, (iv) any decision to reconvene an adjourned or postponed meeting or any decision or requirement to convene another general meeting in connection with the Merger or the implementation of the Rights Issue, and the new date and time thereof, and (v) the satisfaction or failure to be satisfied of any of the Stockholder Consent Conditions.  The Stockholder Consent shall become effective immediately following (and only immediately following) the satisfaction of all of the conditions set forth in clauses “(A)” through “(D)” of this sentence (the “Stockholder Consent Conditions”): (A) the Go-Shop Period shall have expired; (B) the Parent Stockholder Approval shall have been received; (C) the Financing Reaffirmations, dated no more than three (3) days prior to the date the Stockholder Consent is to become effective, shall have been received by the Company (with receipt by the Company deemed satisfaction of this condition); and (D) neither the Company Board nor any committee thereof shall have made a Company Recommendation Change which has not been withdrawn and the Expiration Date shall not have otherwise occurred.

(b)                                 In addition, prior to the Expiration Date, if there is a Company Stockholders Meeting (or any other meeting of the stockholders of the Company called at which a vote contemplated below is taken), then at such meeting and at every adjournment or postponement thereof, the Company Stockholder shall cause the Shares to be present thereat for purposes of establishing a quorum and vote the Shares, or cause the Shares to be voted, (i) in favor of the adoption of the Merger Agreement and the approval of the other transactions contemplated thereby (collectively, the “Proposed Transaction”) if, and only if, (A) the Parent Stockholder Approval shall have been received; (B) the Financing Reaffirmations, dated no more than three (3) days prior to the date of the meeting of the stockholders, shall have been received by the Company (with receipt by the Company deemed satisfaction of this condition); and (C) for the avoidance of doubt, neither the Company Board nor any committee thereof shall have made a Company Recommendation Change which has not been withdrawn and the Expiration Date shall not have otherwise occurred, and (ii) against the approval or adoption of any Acquisition Proposal or any other proposal made in opposition to, or in competition with, the Proposed Transaction (the matters set forth in clause (ii) of this Section 3(b), “Alternative Transaction”).  Prior to the Expiration Date, the Company Stockholder shall not approve any Alternative Transaction by written consent.  Notwithstanding the foregoing, nothing in this Agreement shall require the Company Stockholder to vote in favor of, or otherwise act by written consent with respect to, any amendment, modification, extension or supplement to, or waiver of, any provision of the Merger Agreement, and the Company Stockholder may act in its sole and absolute discretion with respect to any such foregoing proposed item.  Except as expressly set forth in this Section 3(b), the Company Stockholder shall not be restricted from voting in favor of, acting by written consent with respect to, voting against or abstaining with respect to any matter (other than the Proposed Transaction or an Alternative Transaction) presented to the stockholders of the Company.

(c)                                  If the Company Stockholder is the beneficial owner, but not the record holder, of any of the Shares, the Company Stockholder agrees to use reasonable best efforts to take all actions necessary to cause the record holder and any nominees to vote, or act by written consent with respect to, all of such Shares in accordance with Section 3(a) or Section 3(b), as applicable.

(d)                                 In the event of a stock split, stock dividend or distribution, or any change in the capital stock of the Company by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

(e)                                  The Company Stockholder hereby waives and agrees not to exercise any rights of appraisal or any dissenters’ rights (including under Section 262 of the DGCL) that the Stockholder may have (whether under applicable law or otherwise) or could potentially have or acquire in connection with the Merger.

4.                                      Representations and Warranties of the Company Stockholder.  The Company Stockholder hereby represents and warrants to the Parent as follows:

(a)                                 (i) The Company Stockholder is the beneficial or record owner of the Shares indicated on the signature page of this Agreement free and clear of any and all Liens (other than a Lien that would not materially impair the Company Stockholder’s ability to perform its obligations under this Agreement); and (ii) the Company Stockholder does not beneficially own any securities of the Company other than the Shares set forth on the signature page of this Agreement. The Company Stockholder has and will have at all times through the Effective Time the voting power to control the vote and consent as contemplated herein, the power of disposition, the power to issue instructions with respect to the matters set forth in Section 3, and the power to agree to all of the matters set forth in this Agreement, in each case, with respect to the Shares, except with respect to any Shares Transferred  in accordance with Section 2(a).

(b)                                 The execution, delivery and performance by the Company Stockholder of this Agreement have been duly and validly authorized by all necessary corporate action of the Company Stockholder.  Except as otherwise provided in this Agreement, the Company Stockholder has the corporate power and authority to (i) make, enter into and carry out the terms of this Agreement; and (ii) vote all of the Shares in the manner set forth in this Agreement without the consent or approval of, or any other action on the part of, any other Person (including any Governmental Entity), except for any such consent, approval or action that, individually or in the aggregate, would not materially impair the Company Stockholder’s ability to perform its obligations under this Agreement.  Without limiting the generality of the foregoing, the Company Stockholder has not entered into any voting agreement with any Person with respect to any of the Shares, granted any Person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposited any of the Shares in a voting trust or entered into any arrangement or agreement with any Person with respect to the Shares, in each case that would materially impair the Company Stockholder’s ability to perform its obligations under this Agreement.

(c)                                  This Agreement has been duly executed and delivered by the Company Stockholder and, assuming the due authorization, execution and delivery by the Parent, constitutes a valid and binding obligation of the Company Stockholder, enforceable against the Company Stockholder in accordance with its terms (except to the extent that enforceability may be limited by the Bankruptcy and Equity Exception).

(d)                                 The execution, delivery and performance of this Agreement by the Company Stockholder does not and will not (whether with or without notice or lapse of time, or both) (i) violate any provision of the certificate of incorporation, bylaws or other organizational documents of the Company Stockholder, (ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in any (or the right to make any) modification of or the cancellation or loss of a benefit under, require any notice, consent or action under, or otherwise give any Person the right to terminate, accelerate obligations under or receive payment or additional rights under, or constitute a default under, any contract to which the Company Stockholder is a party or by which it is bound or (iii) violate any order, injunction or other legal restraint binding on the Company Stockholder as of the date of this Agreement, except for any of the foregoing referred to in clauses “(i)” through “(iii)” as would not, either individually or in the aggregate, impair in any material respect the ability of the Company Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(e)                                  The execution, delivery and performance of this Agreement by the Company Stockholder do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain, individually or in the aggregate, has not and would not materially impair the Company Stockholder’s ability to perform its obligations under this Agreement.

(f)                                   As of the date hereof, there is no Proceeding pending or, to the knowledge of the Company Stockholder, threatened against or affecting the Company Stockholder before or by any Governmental Entity that would reasonably be expected to impair in any material respect the ability of the Company Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

5.                                      Representations and Warranties of the Parent.  The Parent hereby represents and warrants to the Company Stockholder as follows:

(a)                                 Nothing contained in this Agreement has caused or shall cause the Parent to acquire beneficial ownership of the Shares.

(b)                                 The execution, delivery and performance by the Parent of this Agreement have been duly and validly authorized by all necessary action of the Parent.  The Parent has full power and authority to make, enter into and carry out the terms of this Agreement.

(c)                                  This Agreement has been duly executed and delivered by the Parent and, assuming the due authorization, execution and delivery by the Company Stockholder, constitutes a valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms (except to the extent that enforceability may be limited by the Bankruptcy and Equity Exception).

(d)                                 The execution, delivery and performance of this Agreement by the Parent do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity.

(e)                                  The representations and warranties set forth in Article 4 of the Merger Agreement are true and correct in all respects.  Without limiting in any manner the Company’s rights under the Merger Agreement, the Company Stockholder acknowledges that this provision shall not give the Company Stockholder any direct remedy against the Parent solely as a result of the conditions to the Financing Documents not being satisfied and accordingly, the Equity Financing or Debt Financing not being available.

6.                                      No Solicitation.

(a)                                 From the date hereof through midnight, New York time on January 22, 2018 (i.e., one minute after 11:59 p.m., New York time, on January 22, 2018) (the “Go-Shop Period”), the Company Stockholder shall have the right to, directly or indirectly, (i) solicit or initiate Acquisition Proposals (or inquiries, proposals or offers that may reasonably be expected to lead to an Acquisition Proposal), including by way of providing access to non-public information pursuant to an Acceptable Confidentiality Agreement so long as prior thereto, or concurrently therewith, such non-public information is also provided to the Parent and (ii) enter into, continue or otherwise participate in any discussions or negotiations with any Person with respect to Acquisition Proposals (or for the purpose of encouraging or facilitating an Acquisition Proposal) and otherwise cooperate with, facilitate, assist or participate in any such inquiries, proposals, offers, efforts, discussions or negotiations.

(b)                                 After the end of the Go-Shop Period, except as set forth in this Section 6, and except with respect to any Qualified Person, the Company Stockholder hereby agrees that it shall, and shall cause its Representatives to, immediately cease and cause to be terminated all existing solicitations, discussions and negotiations with any Person conducted heretofore with respect to any Acquisition Proposal.  After the end of the Go-Shop Period, except as permitted by Section 6(c) and except with respect to any Qualified Person, the Company Stockholder agrees that it shall not, and it shall cause its Representatives not to, directly or indirectly, (i) solicit, initiate, knowingly facilitate or knowingly encourage any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding any Acquisition Proposal (other than with the Parent and its Representatives), or (iii) grant any waiver or release under any standstill or similar agreement with respect to any equity securities of the Company or its Subsidiaries.

(c)                                  Notwithstanding anything to the contrary in this Agreement, solely to the extent the Company is permitted to take the actions set forth in Section 6.1 of the Merger Agreement with respect to an Acquisition Proposal and the Company Stockholder has not breached this Section 6, the Company Stockholder and its Representatives will be free to participate in any discussions or negotiations regarding such Acquisition Proposal (including, without limitation, any related stockholders’ consent or voting agreement) with the Person making such Acquisition Proposal and to otherwise take action to the extent the Company may take such action, provided that such action by the Company Stockholder and its Representatives would be permitted to be taken by the Company pursuant to Section 6.1 of the Merger Agreement.

For purposes of this Section 6, the Company will be deemed not to be a Representative of the Company Stockholder, and any officer, director, employee, agent or advisor of the Company (in each case, solely in their capacities as such) will be deemed not to be a Representative of the Company Stockholder.  For the avoidance of doubt, nothing in this Section 6 shall affect in any way the obligations of any Person (including the Company) under Section 6.1 of the Merger Agreement.

7.                                      Termination.  This Agreement shall terminate and be of no further force or effect whatsoever as of the earliest to occur of (the “Expiration Date”): (a) such date and time as the Merger Agreement shall have been validly terminated pursuant to the terms of Article VIII thereof;  (b) the Effective Time; (c) the date of any amendment, modification, extension or supplement to, or waiver of, any provision of the Merger Agreement, including any waiver of any closing condition (except, in any case, with the prior written consent of the Company Stockholder in its sole and absolute discretion); (d) the date upon which the Parent and the Company Stockholder agree to terminate this Agreement in writing; (e) the date upon which the Parent Board or any committee thereof makes a Parent Board Recommendation Change; and (f) the date on which the Company Stockholder so notifies the Parent following the date upon which the Company Board or any committee thereof makes a Company Board Recommendation Change; provided, however, that Section 7 shall survive the termination of this Agreement.

8.                                      Miscellaneous Provisions.

(a)                                 Amendments.  This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties. Parent hereby agrees that it will not agree to any amendment, modification, extension, supplement or waiver to or of any provision of the Merger Agreement at any time after the Company Stockholder has delivered the Stockholder Consent to the Company and Parent pursuant to Section 3(a) hereof, if such amendment, modification, extension, supplement or waiver would have an adverse effect on the Company Stockholder, it being understood that any adverse effect on the timing or likelihood of consummation of the Merger shall be deemed to have an adverse effect on the Company Stockholder and require the prior consent of the Company Stockholder.

(b)                                 Extension of Time; Waivers.  The parties may, to the extent permitted by applicable law, (i) extend the time for the performance of any of the obligations or acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party set forth in this Agreement or any document delivered pursuant hereto or (iii) subject to applicable law, waive compliance with any of the agreements of the other party contained herein.  Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.  No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.

(c)                                  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (iii) on the date of confirmation of receipt (or, the first (1st) Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile or electronic mail.  All notices hereunder shall be delivered (x) if to the Parent, to the address or facsimile provided in the Merger Agreement, including to the persons designated therein to receive copies; and (y) if to the Company Stockholder, to the Company Stockholder’s address or facsimile number shown on the Company Stockholder’s signature page hereto.  Any party hereto may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended.  Any party hereto may change the address to which notices and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner herein set forth.

(d)                                 Interpretation.  When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.  The headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement.  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  References to days mean calendar days unless otherwise specified. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

(e)                                  Entire Agreement.  This Agreement constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof.

(f)                                   Parties in Interest.  This Agreement is not intended to, and shall not, confer upon any other Person other than the parties and their respective successors and permitted assigns any rights or remedies hereunder, except that the Company shall be an express third party beneficiary of Section 7(o) below.

(g)                                  Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

(h)                                 Submission to Jurisdiction.  Each of the parties hereto (i) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined in any such court, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other court.  Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Person with respect thereto.  Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 7(c).  Nothing in this Section 7(h), however, shall affect the right of any Person to serve legal process in any other manner permitted by law.

(i)                                     Assignment; Successors.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

(j)                                    Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, each party shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware, provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then in any federal court located in the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity.  Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

(k)                                 Severability.  Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

(l)                                     WAIVER OF JURY TRIAL.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(m)                             Counterparts and Signature.  This Agreement may be executed in two or more counterparts (including by facsimile or by an electronic scan delivered by electronic mail), each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart.  This Agreement may be executed and delivered by facsimile or by an electronic scan delivered by electronic mail.

(n)                                 No Presumption Against Drafting Party.  Each of the Parent and the Company Stockholder acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement.  Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

(o)                                 Disclosure.  The Company Stockholder hereby agrees that the Parent and the Company may publish and disclose in any prospectus or proxy materials, any information statement or any other document required to be filed with the SEC, the UKLA or any other regulatory authority in connection with this Agreement, the Merger or the Financing, the Company Stockholder’s identity and ownership of the Shares and the nature of the Company Stockholder’s commitments, arrangements and understandings under this Agreement and may further file this Agreement with any filing made by the Parent or the Company with the SEC or the UKLA relating to the Proposed Transaction (it being understood that, except as set forth above or required by Applicable Law, the parties agree that neither Parent nor the Company may make any other publications, disclosures or filings relating to the Company Stockholder’s entering into of this Agreement or the contents hereof without the Company Stockholder’s prior written consent, not to be unreasonably withheld), and Parent hereby agrees that the Company Stockholder may publish and disclose in any document required to be filed with the SEC or any other regulatory authority in connection with this Agreement or the Merger, Parent’s identity and the nature of the Company Stockholder’s commitments, arrangements and understandings under this Agreement and may further file this Agreement with any such filing or any other filing made by the Company Stockholder with the SEC relating to the Proposed Transaction (it being understood that, except as set forth above or required by Applicable Law, the parties agree that the Company Stockholder may not make any other publications, disclosures or filings relating to Parent’s entering into of this Agreement or the contents hereof without Parent’s prior written consent, not to be unreasonably withheld).  In connection with any such publication and disclosure, the parties hereto shall, to the extent reasonably practicable, coordinate and consult with each other before issuing, and give each other the opportunity to review and comment upon any such publications or disclosures (and each party shall give reasonable consideration to all reasonable additions, deletions or changes suggested in connection therewith by the other party).  The Company Stockholder agrees to notify the Parent and the Company promptly of any additional Shares of which the Company Stockholder becomes the record or beneficial owner after the date of this Agreement.

(p)                                 No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in the Parent any direct or indirect ownership or incidence of ownership (whether beneficial ownership or otherwise) of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Company Stockholder, and the Parent shall have no authority to direct the Company Stockholder in the voting or disposition of any of the Shares, except as otherwise provided herein.  The parties agree that neither this Agreement nor the performance by a party of its obligations hereunder are to be considered a “Transfer” under the Company’s Amended and Restated Certificate of Incorporation (as it may be further amended and / or restated, the “Company Charter”) (it being understood, however, that for the avoidance of doubt: (i) this Agreement shall be automatically amended or terminated with retroactive effect to the time this Agreement was entered into, without further action of the parties, to the extent necessary so that neither this Agreement nor the performance by a party of its obligations hereunder would be deemed to constitute a “Transfer” under the Company Charter; and (ii) while the Company Stockholder and Parent each believe that neither the execution nor performance of this Agreement constitutes a “Transfer” under the Company Charter, the Parent also acknowledges that the Company Stockholder is not making any representation or warranty as to whether this Agreement or the performance of its obligations hereunder constitutes such a “Transfer” (and the representations, warranties and agreements of the Company Stockholder contained in this Agreement, including as to the number of Shares held by it if affected thereby, shall be deemed to be qualified by the foregoing)).

(q)                                 Director/Officer.  Notwithstanding anything to the contrary contained herein, the Company Stockholder is entering into this Agreement solely in its capacity as beneficial and/or record owner of the Shares, and nothing herein is intended to or shall limit, affect or restrict any director or officer of the Company solely in his or her capacity as a director or officer of the Company in the exercise of his or her fiduciary duties as a director or officer of the Company.

(r)                                    No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no former, current or future equity holders, controlling persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. For the avoidance of doubt, the parties hereto agree, that none of the Financing Sources shall have any liability or obligation to the Company Stockholder,  Parent or the Company or any of the Company Related Parties or any of the Parent Related Parties relating to this Agreement; provided, however, that, the foregoing will not limit the rights of the parties to the Financing under the definitive agreements with respect thereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Voting and Support Agreement to be duly executed as of the date first above written.

CINEWORLD GROUP PLC

By:	/s/ Nisan Cohen
Name: Nisan Cohen
Title: Chief Financial Officer

THE ANSCHUTZ CORPORATION

By:	/s/ Cannon Y. Harvey
Name: Cannon Y. Harvey
Title: President

555 17TH Street
Suite 2400
Denver, CO 80202
Attn: Bruce Black, General Counsel
E-mail: bruce.black@tac-denver.com
Facsimile: 303-229-1333

Shares Beneficially Owned by the Company Stockholder:
12,440,000 shares of Company Class A Common Stock; and
23,708,639 shares of Company Class B Common Stock

[Signature Page to Voting and Support Agreement]

Exhibit A

Form of Stockholder Written Consent

WRITTEN CONSENT

OF CERTAIN STOCKHOLDERS OF

REGAL ENTERTAINMENT GROUP

Pursuant to Section 228 of the

General Corporation Law of the State of Delaware

Pursuant to Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”), the Amended and Restated Certificate of Incorporation (the “Charter”) and the Amended and Restated Bylaws, as amended (the “Bylaws”), of Regal Entertainment Group, a Delaware corporation (the “Company”), the undersigned, who is the holder of [•] shares of Class A common stock of the Company, par value $0.001 per share (“Class A Stock”), and [•] shares of Class B common stock of the Company, par value $0.001 per share (“Class B Stock” and, together with the Class A Stock, the “Company Common Stock”), constituting approximately [•]% of the combined voting power of the outstanding shares of the Company Common Stock, does hereby consent to the adoption of, and does hereby adopt, the following resolutions:

WHEREAS, pursuant to the Charter and the Bylaws, any action required or permitted to be taken at a special stockholders’ meeting may be taken without a meeting, without prior notice and without a vote, if, (i) the outstanding shares of the Company’s Class B Stock represents greater than 50% of the combined voting power of the outstanding shares of the Company Common Stock, and (ii) the action is taken by persons who would be entitled to vote at a meeting and who hold shares having voting power equal to not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted;

WHEREAS, pursuant to the Charter and the Bylaws, and in accordance with the DGCL, the affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of Company Common Stock entitled to vote, voting together as a single class, is required to adopt the Merger Agreement (as defined below); and

WHEREAS, as of the date hereof, the Class B Stock represents [•]% of the combined voting power of the outstanding shares of the Company Common Stock.

Adoption of the Merger Agreement

WHEREAS, the Board of Directors of the Company (the “Board”) has unanimously (i) determined and declared that it is in the best interests of the Company and the stockholders of the Company that the Company (A) enter into the Agreement and Plan of Merger, dated as of December 5, 2017, by and among the Company, Cineworld Group plc, a public limited company incorporated in England and Wales (“Parent”), Crown Intermediate Holdco, Inc., a Delaware corporation and a wholly owned subsidiary of the Parent (“US Holdco”), and Crown Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of US Holdco (“Merger Sub”), which is attached hereto as Exhibit A (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into the Company with the Company continuing as the surviving corporation of such merger (the “Merger”), and (B) consummate the Merger and the other transactions contemplated by the Merger Agreement (the “Transactions”) on the terms and subject to the conditions set forth in the Merger Agreement, (ii) approved and declared the advisability of the Merger Agreement, the Merger and the other Transactions, (iii) declared that the terms of the Merger are fair to the Company and the Company’s stockholders and (iv) directed that the Merger Agreement be submitted to the Company’s stockholders for adoption and resolved, subject to Section 6.1 of the Merger Agreement, to recommend adoption of the Merger Agreement by its stockholders;

WHEREAS, the Merger Agreement was executed by the parties thereto on December 5, 2017;

WHEREAS, the Merger Agreement provides that each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) (other than (i) shares of Company Common Stock held in the treasury of the Company and any shares of Company Common Stock owned by the Company, any Subsidiary (as defined in the Merger Agreement) of the Company, Parent, US Holdco, Merger Sub or any other Subsidiary of Parent and (ii) Dissenting Shares (as defined in the Merger Agreement)) shall be automatically converted into the right to receive the Merger Consideration (as defined in the Merger Agreement) and upon the conversion thereof shall no longer be outstanding and shall automatically be cancelled and shall cease to exist;

WHEREAS, the undersigned has received a copy of the Merger Agreement and the exhibits and attachments thereto and has reviewed the Merger Agreement and such other information as it believed necessary to make an informed decision concerning their consent to the adoption of the Merger Agreement, and the undersigned has had the opportunity to consult with its own legal, tax and/or financial advisor(s) regarding the consequences to them of the Merger, the Merger Agreement and the execution of this Written Consent;

WHEREAS, the undersigned will not be entitled to any rights to appraisal of the fair value of its shares of Company Common Stock pursuant to the DGCL following the effectiveness of this Written Consent; and

WHEREAS, concurrently with the execution of the Merger Agreement, and as an inducement to the willingness of Parent and US Holdco to enter into the Merger Agreement, the undersigned has entered into a Voting and Support Agreement with Parent, dated as of December 5, 2017 (the “Voting Agreement”), pursuant to which, among other things, the undersigned has agreed, subject to the terms and conditions thereof, to execute and deliver this Written Consent.

NOW, THEREFORE, BE IT RESOLVED, that the Merger Agreement and the transactions contemplated thereby, including, without limitation, the Merger, be, and the same hereby are, adopted and approved in all respects; and

FURTHER RESOLVED, the undersigned hereby waives compliance with any and all notice requirements imposed by the Charter, Bylaws, the DGCL and any other applicable law.

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IN WITNESS WHEREOF, the undersigned has executed this Written Consent on the date first set forth below with respect to any and all shares of Company Common Stock held by the undersigned and entitled to vote.  In accordance with the Merger Agreement, this Written Consent shall be effective immediately following receipt of the Parent Stockholder Approval at the Parent Stockholders Meeting (as each such term is defined in the Merger Agreement) and satisfaction of the other Stockholder Consent Conditions (as defined in the Voting Agreement).  This Written Consent shall be filed with the minutes of the proceedings of the Company’s stockholders.

THE ANSCHUTZ CORPORATION

Date:	By:
Name:
Title:

Exhibit B

Debt Financing Sources

Barclays Bank PLC

HSBC Bank plc

Equity Financing Sources

Barclays Bank PLC

HSBC Bank plc

Investec Bank plc